Exhibit 99.1

AspenBio Pharma Commences FDA Clinical Trial for AppyScore™ Appendicitis Blood Test

FDA 510(k) Clinical Trial Launched with Patient Enrollments Conducted According to AppyScore Protocols at Participating Hospitals

CASTLE ROCK, CO., June 26, 2008 — AspenBio Pharma, Inc. (Nasdaq: APPY) an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for humans and animals, has officially initiated a clinical trial to support the FDA 510(k) application for the AppyScore™ Human Appendicitis blood-based diagnostic test.

Enrollment of the first patients in the independent, blind, multicenter study began this week, which will include patients from a large children’s hospital. The study is focused on patients arriving at hospital emergency rooms with a primary complaint of abdominal pain. This is further narrowed with criteria related to medical history and duration and location of abdominal pain.

To help insure a successful trial, AspenBio engaged a highly qualified and experienced Contract Research Organization (“CRO”) to plan and direct the trials. Clinical teams have been assembled and include principal investigators, co-investigators, monitors, technicians, statisticians and coordinators.

Clinical studies provide data regarding clinical accuracy and usefulness. Key study endpoints in the trial will be AppyScore’s sensitivity, specificity, negative predictive value, positive predictive value and appendicitis prevalence. The company must prove the clinical performance characteristics of the final device to support the proposed intended use statement as an aid in the diagnosis of appendicitis.

Following consultations between AspenBio management, the CRO and the independent statisticians, a determination was made to increase enrollment of the clinical trial to approximately 800 patients. This is expected to provide higher statistical power allowing for more definitive support of the AppyScore’s test performance and medical value.

In addition to performance results in the clinical trial, AppyScore’s 510(k) clearance process also requires the submission of a non-clinical data package. Non-clinical studies are required to demonstrate assay performance characteristics, like accuracy and precision. The company is in the final stages of completing this non-clinical section for the 510(k) submission package.

Based upon the rate of recent pilot patient enrollments, AspenBio expects the FDA clinical trial to be completed in approximately four to six months and thereupon, the company plans to submit the results to the FDA as part of a final data package. After the data has been successfully reviewed by the FDA, final steps will include determining the product label claims, which are also subject to FDA approval. The company looks to complete this process and anticipates FDA 510(k) clearance in early 2009.

AspenBio Pharma president and CEO, Richard Donnelly, stated: “The initiation of this clinical trial is a major milestone for AspenBio in our efforts to commercialize the first and only known blood test for human appendicitis and what has been heralded by analysts as a medical break -through. We are encouraged by the pilot results we have achieved to date, and we have great confidence in the highly experienced and professional team overseeing this trial process and FDA submission.”

While the company remains optimistic that the AppyScore test will be successful in achieving FDA clearance, since the trial is a totally blind independent clinical study, the final data and successful clinical performance cannot be assured or known until the study is completed.

Meanwhile, AspenBio continues to advance AppyScreen™, a second generation, revised format point-of-care version of the appendicitis test. AppyScreen is a rapid appendicitis blood screen test designed for use in physician offices and urgent care facilities throughout the world. Many children and young adults complaining of abdominal pain are taken to their family physician’s office or an urgent care facility for medical attention rather than to a traditional hospital emergency room. The AppyScreen blood test system is designed as a valuable new screening tool to help physicians make better decisions on ruling out appendicitis conditions or recommending patients have further work-up at the hospital emergency room.

Before year-end, the company looks to complete the development of this simplified point-of-care test version AppyScreen, which preliminarily has been able provide results significantly more rapidly than the first-generation AppyScore. The company has executed agreements to have a final prototype of this device developed in 2008.

AspenBio continues to seek a potential worldwide licensing partnership or transaction for AppyScore in the upcoming months, and would accelerate that process upon the successful completion of the clinical trial and submission of the final package for FDA 510(k) clearance. While the exact timing of these events cannot be determined, the company looks to achieve a worldwide licensing partnership or transaction prior to the FDA 510(k) clearance for AppyScore.

About AspenBio Pharma, Inc.
AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery; development, manufacture, and marketing of novel proprietary products, including those that enhance the reproductive efficiency of animals and that have large worldwide market potential. The company was originally formed to produce purified proteins for diagnostic applications and has become a leading supplier of human hormones to many of the nation’s largest medical diagnostic companies and research institutions. The company has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of several novel reproduction hormone analogs for wide-ranging therapeutic use initially in bovine and equine species. AspenBio Pharma continues to advance the development and testing of its two first-generation blood-based human diagnostic tests designed to rapidly help diagnose or rule out appendicitis in patients complaining of abdominal pain. For more information, go to http://www.aspenbiopharma.com.

Forward Looking Statements
This news release includes “forward looking statements” of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trials and pivotal studies required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products under this agreement and other new products, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Geoffrey Plank or Ron Both
Tel 949-574-3860

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